UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2008

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Effective December 12, 2008, the Company entered into the first amendment to the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”). This amendment makes minor modifications to the collateral arrangements and interest rate options under the Credit Agreement. The amendment does not alter the interest rate paid on any borrowings currently outstanding under the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the first amendment to the Fourth Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.05 – Costs Associated with Exit or Disposal Activities

On December 16, 2008, Vishay announced that fourth quarter 2008 revenues would be below the Company’s previous outlook. This press release is attached as Exhibit 99.1 to this current report on Form 8-K.

In response to these market conditions, Vishay has expanded its on-going restructuring initiatives, and expects to record restructuring and severance charges of approximately $15 million to $30 million in the fourth quarter of 2008.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Vishay Intertechnology, Inc. Fourth Amended and Restated Credit Agreement.

99.1	Press release dated December 16, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2008

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi
Name:	Dr. Lior E. Yahalomi
Title: Executive Vice President and
Chief Financial Officer